Exhibit 16.1

March 20, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Merchants & Marine Bancorp, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 20, 2012, and we agree with such statements concerning our firm.

Very truly yours,

WOLFE, MCDUFF & OPPIE

Membership in:

American Institute of Certified Public Accountants • Mississippi Society of Certified Public Accountants • AICPA Private Companies Practice Section

AICPA Governmental Audit Quality Center • AICPA Center for Audit Quality • AICPA Employee Benefit Plan Audit Quality Center